ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2	Filed pursuant to Rule 433(d) Registration Statement No. 333-131727

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$864,450,000 (Approximate)
Home Equity Loan Trust Series 2006-OP2

ACE Securities Corp (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2 (Issuing Entity)

October 10, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/-10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

FREE WRITING PROSPECTUS DATED October 10, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-OP2
$864,450,000 (Approximate)

All dollar amounts and percentages herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Payment Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	$355,789,000	Float	1.88	1-76	0	ACT/360	August 2036	AAA / Aaa
A-2A	187,594,000	Float	1.00	1-21	0	ACT/360	August 2036	AAA / Aaa
A-2B	62,017,000	Float	2.00	21 - 29	0	ACT/360	August 2036	AAA / Aaa
A-2C	37,740,000	Float	3.00	29 - 67	0	ACT/360	August 2036	AAA / Aaa
A-2D	27,724,000	Float	6.23	67 - 76	0	ACT/360	August 2036	AAA / Aaa
M-1	46,389,000	Float	4.06	44 - 54	0	ACT/360	August 2036	AA+ / Aa1
M-2	44,605,000	Float	5.29	54 - 76	0	ACT/360	August 2036	AA / Aa2
M-3	13,828,000	Float	6.32	76 - 76	0	ACT/360	August 2036	AA- / Aa3
M-4	17,842,000	Float	4.50	42 - 76	0	ACT/360	August2036	A+ / A1
M-5	15,166,000	Float	4.45	41 - 76	0	ACT/360	August 2036	A / A2
M-6	11,151,000	Float	4.42	40 - 76	0	ACT/360	August 2036	A- / A3
M-7	10,259,000	Float	4.39	40 - 76	0	ACT/360	August 2036	BBB+ / A3
M-8	8,921,000	Float	4.36	39 - 76	0	ACT/360	August 2036	BBB / Baa1
M-9	11,597,000	Float	4.35	38 - 76	0	ACT/360	August 2036	BBB- / Baa2
M-10	13,828,000	Float	4.32	38 - 76	0	ACT/360	August 2036	- / Baa3
Total Offered	$864,450,000

Non-Offered Certificates
M-11	$8,921,000	Float	*Not Offered Hereby*

Total Certificates	$873,371,000

Pricing Speed

Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )

Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview
Certificates:
The Class A-1 Certificates (the “Class A-1 Certificates”) and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates other than the Class M-11 Certificates are sometimes referred to herein collectively as the Offered Certificates. The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (“Group II Mortgage Loans”).

The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The pass-through rates on the Class A Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,472 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $892,105,501 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 2,800 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $473,123,254 and the Group II Mortgage Loans will represent approximately 1,672 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $418,982,247.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Originator:	Option One Mortgage Corporation

Master Servicer:	Wells Fargo Bank, National Association

Servicer:	Option One Mortgage Corporation

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	October 1, 2006

Expected Pricing:	Week of October 9, 2006

Expected Closing Date:	On or about October 30, 2006

Record Date:
For so long as the Class A Certificates and Class M Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)
Distribution Date:	The 25th day of each month (or the next business day if such day is not a business day) commencing in November 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date is the period commencing on the day after the Determination Date in the month preceding the month in which such Distribution Date falls and ending on the Determination Date of the calendar month in which such Distribution Date falls.

Interest Accrual Period:
Interest will initially accrue on all Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For any class of Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.319% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans received during the portion of the Prepayment Period occurring in the month prior to the month in which the related Distribution Date occurs, up to the Servicing Fee. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans) as of the related determination date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest;
2)Overcollateralization (“OC”), and
3) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider and available for this purpose, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution and any Net Swap Payments paid by the Swap Provider and available for this purpose.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the certificates. The Required Overcollateralization Amount for the certificates, which will be established at issuance and which is equal to the Overcollateralization Amount as of the Closing Date, is anticipated to be approximately [2.10]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately [4.20]% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)
Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the Distribution Date following the first Distribution Date on which the Certificate Principal Balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in November 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately [49.60]%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	24.80%	49.60%
M-1	AA+ / Aa1	19.60%	39.20%
M-2	AA / Aa2	14.60%	29.20%
M-3	AA- / Aa3	13.05%	26.10%
M-4	A+ / A1	11.05%	22.10%
M-5	A / A2	9.35%	18.70%
M-6	A- / A3	8.10%	16.20%
M-7	BBB+ / A3	6.95%	13.90%
M-8	BBB / Baa1	5.95%	11.90%
M-9	BBB- / Baa2	4.65%	9.30%
M-10	- / Baa3	3.10%	6.20%
M-11	- / Ba1	2.10%	4.20%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)
Net WAC Pass-Through Rate:
Class A-1 Certificates and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager and with respect to the related Mortgage Loans for such Distribution Date, the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider which was not caused by the occurrence of a Swap Provider trigger event, in each case for such Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period which were distributed on the immediately preceding Distribution Date.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” for any class of certificates will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount with respect to a class of certificates will be distributed from cap payments, if any, paid by the cap provider pursuant to the related Cap Agreement (described below), Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds, and from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider identified in the final prospectus supplement. Beginning with the Distribution Date in [May] 2007 the Swap Agreement will have an initial notional amount of $[755,846,365]. Beginning with the Distribution Date in [May] 2007, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) [4.92]%, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and Class M Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule. .

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in November 2006 and ending on the Distribution Date immediately following the Distribution Date occurring in [April] 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Mezzanine Certificates and the Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in November 2006 and ending on the Distribution Date immediately following the Distribution Date occurring in [April] 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates, the Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group 1 Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group 2 Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a [49.60]% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 and Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate Certificate Principal Balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the Class A certificates are reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1, Class M-2 and Class M-3 Certificates, sequentially, until the Class M-1, Class M-2 and Class M-3 Certificates together reach approximately a [26.10]% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), second to the Class M-4 Certificates until it reaches approximately a [22.10]% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), third to the Class M-5 Certificates until it reaches approximately a [18.70]% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), fourth to the Class M-6 Certificates until it reaches approximately a [16.20]% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), fifth to the Class M-7 Certificates until it reaches approximately a [13.90]% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), sixth to the Class M-8 Certificates until it reaches approximately a [11.90]% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), seventh to the Class M-9 Certificates until it reaches approximately a [9.30]% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), eighth to the Class M-10 Certificates until it reaches approximately a [6.20]% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage), and ninth to the Class M-11 Certificates until it reaches approximately a [4.20]% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)
Class M Principal Distribution Amount (continued):
If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the Certificate Principal Balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds [32.25]% of the Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
November 2008 to October 2009	[1.70]%, plus 1/12th of [2.10]% for each month thereafter
November 2009 to October 2010	[3.80]%, plus 1/12th of [2.10]% for each month thereafter
November 2010 to October 2011	[5.90]%, plus 1/12th of [1.70]% for each month thereafter
November 2011 to October 2012	[7.60]%, plus 1/12th of [0.80]% for each month thereafter
November 2012 and thereafter	[8.40]%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)

Payment Priority:	On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.
To the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis in order of priority.

	3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
	4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.
From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.

	6.	From remaining Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis in order of priority.
	7.	From remaining Net Monthly Excess Cashflow, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis in order of priority.
8.
From remaining Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

	9.	From remaining Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
	10.	To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Transaction Overview (Cont.)

Payment Priority cont’d:	Any Net Swap Payments payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be paid as follows:
1.
To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially in order of priority.

2.
To pay any principal to the Class A Certificates and the Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount but not to exceed the cumulative realized losses on the mortgage loans.

	3.	To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
	4.	To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
	5.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
	6.	To pay any remaining amount to the Class CE Certificates.

Any Net Swap Payments payable to the Swap Provider by the Securities Administrator on behalf of the Supplemental Interest Trust will be paid as follows:

1To make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date, and

2.To make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
11/25/2006	$ -	7/25/2009	$132,186,313
12/25/2006	$ -	8/25/2009	$125,858,395
1/25/2007	$ -	9/25/2009	$119,834,757
2/25/2007	$ -	10/25/2009	$114,100,719
3/25/2007	$ -	11/25/2009	$108,642,325
4/25/2007	$ -	12/25/2009	$103,446,273
5/25/2007	$755,846,365	1/25/2010	$98,499,918
6/25/2007	$725,925,780	2/25/2010	$93,791,228
7/25/2007	$695,091,521	3/25/2010	$89,308,720
8/25/2007	$665,564,571	4/25/2010	$85,041,490
9/25/2007	$637,291,235	5/25/2010	$80,979,164
10/25/2007	$610,218,310	6/25/2010	$77,111,868
11/25/2007	$584,294,852	7/25/2010	$73,430,201
12/25/2007	$559,472,076	8/25/2010	$69,925,218
1/25/2008	$535,703,269	9/25/2010	$66,588,409
2/25/2008	$512,943,700	10/25/2010	$63,411,671
3/25/2008	$491,150,533	11/25/2010	$60,387,296
4/25/2008	$470,082,857	12/25/2010	$57,507,947
5/25/2008	$449,658,214	1/25/2011	$54,766,642
6/25/2008	$415,392,336	2/25/2011	$52,156,734
7/25/2008	$344,889,106	3/25/2011	$49,671,901
8/25/2008	$286,731,183	4/25/2011	$47,306,121
9/25/2008	$238,790,429	5/25/2011	$45,053,667
10/25/2008	$205,685,491	6/25/2011	$42,909,106
11/25/2008	$195,799,239	7/25/2011	$40,867,338
12/25/2008	$186,407,546	8/25/2011	$38,920,910
1/25/2009	$177,469,472	9/25/2011	$37,067,713
2/25/2009	$168,961,978	10/25/2011	$35,303,275
3/25/2009	$160,863,998	11/25/2011	$ -
4/25/2009	$153,155,760
5/25/2009	$145,818,531
6/25/2009	$138,834,363

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Group I and Group II Cap Schedule

Group I			Group II
Distribution Date	Notional Schedule ($)	Cap Strike	Distribution Date	Notional Schedule ($)	Cap Strike
11/25/2006	$473,123,254.00	7.50%	11/25/2006	$418,982,247.00	7.50%
12/25/2006	$467,288,569.00	7.50%	12/25/2006	$413,776,859.00	7.50%
1/25/2007	$460,629,046.00	7.50%	1/25/2007	$407,843,726.00	7.50%
2/25/2007	$453,161,141.00	7.50%	2/25/2007	$401,197,626.00	7.50%
3/25/2007	$444,905,816.00	7.50%	3/25/2007	$393,857,306.00	7.50%
4/25/2007	$435,888,520.00	7.50%	4/25/2007	$385,845,462.00	7.50%
5/25/2007	-	7.50%	5/25/2007	-	7.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (yrs)	22.21	3.88	1.88	1.29	1.06
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	May-36	Mar-19	Feb-13	Jul-09	Sep-08

A-2A	Avg Life (yrs)	18.40	1.59	1.00	0.84	0.66
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Jun-32	Jan-10	Jul-08	May-08	Jan-08

A-2B	Avg Life (yrs)	27.34	4.44	2.00	1.72	1.50
	First Payment Date	Jun-32	Jan-10	Jul-08	May-08	Jan-08
	Last Payment Date	Jan-36	Mar-13	Mar-09	Aug-08	Jun-08

A-2C	Avg Life (yrs)	29.54	8.37	3.00	1.98	1.72
	First Payment Date	Jan-36	Mar-13	Mar-09	Aug-08	Jun-08
	Last Payment Date	May-36	Oct-17	May-12	Jan-09	Aug-08

A-2D	Avg Life (yrs)	29.57	12.23	6.23	2.48	1.86
	First Payment Date	May-36	Oct-17	May-12	Jan-09	Aug-08
	Last Payment Date	May-36	Mar-19	Feb-13	Jul-09	Sep-08

M-1	Avg Life (yrs)	28.05	5.18	4.06	4.10	2.98
	First Payment Date	Mar-33	Jul-10	Jun-10	Jul-09	Sep-08
	Last Payment Date	Apr-36	Sep-13	Apr-11	Jun-11	Feb-10

M-2	Avg Life (yrs)	29.57	9.72	5.29	4.65	3.32
	First Payment Date	Apr-36	Sep-13	Apr-11	Jun-11	Feb-10
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-3	Avg Life (yrs)	29.57	12.40	6.32	4.65	3.32
	First Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (yrs)	28.90	8.06	4.50	3.92	2.76
	First Payment Date	Mar-33	Jul-10	Apr-10	May-10	Apr-09
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-5	Avg Life (yrs)	28.90	8.06	4.45	3.79	2.67
	First Payment Date	Mar-33	Jul-10	Mar-10	Mar-10	Mar-09
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-6	Avg Life (yrs)	28.90	8.06	4.42	3.70	2.61
	First Payment Date	Mar-33	Jul-10	Feb-10	Jan-10	Feb-09
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-7	Avg Life (yrs)	28.90	8.06	4.39	3.63	2.56
	First Payment Date	Mar-33	Jul-10	Feb-10	Dec-09	Jan-09
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-8	Avg Life (yrs)	28.90	8.06	4.36	3.59	2.54
	First Payment Date	Mar-33	Jul-10	Jan-10	Dec-09	Dec-08
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-9	Avg Life (yrs)	28.90	8.06	4.35	3.54	2.50
	First Payment Date	Mar-33	Jul-10	Dec-09	Oct-09	Dec-08
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-10	Avg Life (yrs)	28.90	8.06	4.32	3.49	2.46
	First Payment Date	Mar-33	Jul-10	Dec-09	Sep-09	Nov-08
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

M-11	Avg Life (yrs)	28.90	8.02	4.29	3.43	2.43
	First Payment Date	Mar-33	Jul-10	Nov-09	Sep-09	Oct-08
	Last Payment Date	May-36	Mar-19	Feb-13	Jun-11	Feb-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life (yrs)	22.21	4.18	2.05	1.29	1.06
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Jun-36	Sep-32	May-21	Jul-09	Sep-08

A-2A	Avg Life (yrs)	18.40	1.59	1.00	0.84	0.66
	First Payment Date	Nov-06	Nov-06	Nov-06	Nov-06	Nov-06
	Last Payment Date	Jun-32	Jan-10	Jul-08	May-08	Jan-08

A-2B	Avg Life (yrs)	27.34	4.44	2.00	1.72	1.50
	First Payment Date	Jun-32	Jan-10	Jul-08	May-08	Jan-08
	Last Payment Date	Jan-36	Mar-13	Mar-09	Aug-08	Jun-08

A-2C	Avg Life (yrs)	29.54	8.37	3.00	1.98	1.72
	First Payment Date	Jan-36	Mar-13	Mar-09	Aug-08	Jun-08
	Last Payment Date	May-36	Oct-17	May-12	Jan-09	Aug-08

A-2D	Avg Life (yrs)	29.61	15.79	8.25	2.48	1.86
	First Payment Date	May-36	Oct-17	May-12	Jan-09	Aug-08
	Last Payment Date	Jun-36	Dec-32	Jul-21	Jul-09	Sep-08

M-1	Avg Life (yrs)	28.05	5.18	4.06	4.12	3.00
	First Payment Date	Mar-33	Jul-10	Jun-10	Jul-09	Sep-08
	Last Payment Date	Apr-36	Sep-13	Apr-11	Sep-11	Apr-10

M-2	Avg Life (yrs)	29.58	9.88	5.37	6.12	4.39
	First Payment Date	Apr-36	Sep-13	Apr-11	Sep-11	Apr-10
	Last Payment Date	Jun-36	May-21	Apr-14	Oct-14	Jul-12

M-3	Avg Life (yrs)	29.65	18.41	9.69	9.25	6.67
	First Payment Date	Jun-36	May-21	Apr-14	Oct-14	Jul-12
	Last Payment Date	Jun-36	Apr-30	Aug-19	Dec-17	Nov-14

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life (yrs)	28.91	8.86	4.94	4.26	3.01
	First Payment Date	Mar-33	Jul-10	Apr-10	May-10	Apr-09
	Last Payment Date	Jun-36	May-27	Sep-17	Jan-15	Sep-12

M-5	Avg Life (yrs)	28.91	8.82	4.87	4.11	2.91
	First Payment Date	Mar-33	Jul-10	Mar-10	Mar-10	Mar-09
	Last Payment Date	Jun-36	Aug-26	Apr-17	Sep-14	Jun-12

M-6	Avg Life (yrs)	28.91	8.78	4.81	4.01	2.83
	First Payment Date	Mar-33	Jul-10	Feb-10	Jan-10	Feb-09
	Last Payment Date	Jun-36	Oct-25	Oct-16	Apr-14	Mar-12

M-7	Avg Life (yrs)	28.91	8.74	4.76	3.92	2.77
	First Payment Date	Mar-33	Jul-10	Feb-10	Dec-09	Jan-09
	Last Payment Date	Jun-36	Feb-25	May-16	Jan-14	Dec-11

M-8	Avg Life (yrs)	28.91	8.69	4.70	3.86	2.73
	First Payment Date	Mar-33	Jul-10	Jan-10	Dec-09	Dec-08
	Last Payment Date	Jun-36	May-24	Dec-15	Sep-13	Sep-11

M-9	Avg Life (yrs)	28.91	8.60	4.65	3.77	2.67
	First Payment Date	Mar-33	Jul-10	Dec-09	Oct-09	Dec-08
	Last Payment Date	Jun-36	Aug-23	Jul-15	May-13	Jun-11

M-10	Avg Life (yrs)	28.91	8.42	4.51	3.64	2.57
	First Payment Date	Mar-33	Jul-10	Dec-09	Sep-09	Nov-08
	Last Payment Date	Jun-36	May-22	Nov-14	Oct-12	Feb-11

M-11	Avg Life (yrs)	28.90	8.09	4.32	3.46	2.46
	First Payment Date	Mar-33	Jul-10	Nov-09	Sep-09	Oct-08
	Last Payment Date	Jun-36	Apr-20	Sep-13	Dec-11	Jun-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Class A-1 Net WAC Schedule*			Class A-1 Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	11/25/2006	22.277	46	8/25/2010	17.994
2	12/25/2006	20.974	47	9/25/2010	17.901
3	1/25/2007	20.701	48	10/25/2010	18.201
4	2/25/2007	20.701	49	11/25/2010	17.723
5	3/25/2007	21.581	50	12/25/2010	18.038
6	4/25/2007	20.703	51	1/25/2011	17.576
7	5/25/2007	22.665	52	2/25/2011	17.492
8	6/25/2007	22.320	53	3/25/2011	18.681
9	7/25/2007	22.213	54	4/25/2011	17.329
10	8/25/2007	21.851	55	5/25/2011	17.647
11	9/25/2007	21.526	56	6/25/2011	17.202
12	10/25/2007	21.434	57	7/25/2011	17.669
13	11/25/2007	21.080	58	8/25/2011	17.190
14	12/25/2007	21.000	59	9/25/2011	17.116
15	1/25/2008	20.649	60	10/25/2011	17.451
16	2/25/2008	20.439	61	11/25/2011	13.354
17	3/25/2008	20.530	62	12/25/2011	13.809
18	4/25/2008	20.026	63	1/25/2012	13.409
19	5/25/2008	19.976	64	2/25/2012	13.408
20	6/25/2008	19.902	65	3/25/2012	14.333
21	7/25/2008	21.009	66	4/25/2012	13.407
22	8/25/2008	19.708	67	5/25/2012	13.854
23	9/25/2008	18.779	68	6/25/2012	13.416
24	10/25/2008	18.380	69	7/25/2012	13.911
25	11/25/2008	17.960	70	8/25/2012	13.461
26	12/25/2008	18.291	71	9/25/2012	13.461
27	1/25/2009	18.535	72	10/25/2012	13.909
28	2/25/2009	18.399	73	11/25/2012	13.459
29	3/25/2009	19.278	74	12/25/2012	13.918
30	4/25/2009	18.139	75	1/25/2013	13.514
31	5/25/2009	18.088	76	2/25/2013	13.514
32	6/25/2009	17.867	77	3/25/2013	14.961
33	7/25/2009	18.807	78	4/25/2013	13.512
34	8/25/2009	18.343	79	5/25/2013	13.962
35	9/25/2009	18.226	80	6/25/2013	13.511
36	10/25/2009	18.458	81	7/25/2013	13.961
37	11/25/2009	18.002
38	12/25/2009	18.440
39	1/25/2010	18.654
40	2/25/2010	18.548
41	3/25/2010	19.670
42	4/25/2010	18.341				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	5/25/2010	18.626				*1 Month LIBOR: 20%
44	6/25/2010	18.164				*6 Month Libor: 20%
45	7/25/2010	18.477				*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*			Class A-2A, A-2B, A-2C and A-2D Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	11/25/2006	21.875	46	8/25/2010	17.436
2	12/25/2006	20.626	47	9/25/2010	17.343
3	1/25/2007	20.365	48	10/25/2010	17.628
4	2/25/2007	20.365	49	11/25/2010	17.168
5	3/25/2007	21.209	50	12/25/2010	17.454
6	4/25/2007	20.367	51	1/25/2011	17.015
7	5/25/2007	22.319	52	2/25/2011	16.931
8	6/25/2007	21.986	53	3/25/2011	18.059
9	7/25/2007	21.868	54	4/25/2011	16.769
10	8/25/2007	21.518	55	5/25/2011	17.079
11	9/25/2007	21.193	56	6/25/2011	16.651
12	10/25/2007	21.090	57	7/25/2011	17.123
13	11/25/2007	20.748	58	8/25/2011	16.661
14	12/25/2007	20.657	59	9/25/2011	16.587
15	1/25/2008	20.318	60	10/25/2011	16.904
16	2/25/2008	20.108	61	11/25/2011	12.828
17	3/25/2008	20.177	62	12/25/2011	13.264
18	4/25/2008	19.696	63	1/25/2012	12.889
19	5/25/2008	19.628	64	2/25/2012	12.888
20	6/25/2008	19.832	65	3/25/2012	13.776
21	7/25/2008	20.559	66	4/25/2012	12.887
22	8/25/2008	19.279	67	5/25/2012	13.319
23	9/25/2008	18.352	68	6/25/2012	12.898
24	10/25/2008	17.943	69	7/25/2012	13.382
25	11/25/2008	17.535	70	8/25/2012	12.949
26	12/25/2008	17.944	71	9/25/2012	12.948
27	1/25/2009	18.072	72	10/25/2012	13.379
28	2/25/2009	17.938	73	11/25/2012	12.950
29	3/25/2009	18.768	74	12/25/2012	13.390
30	4/25/2009	17.691	75	1/25/2013	13.010
31	5/25/2009	17.619	76	2/25/2013	13.009
32	6/25/2009	17.471	77	3/25/2013	14.402
33	7/25/2009	18.279	78	4/25/2013	13.007
34	8/25/2009	17.834	79	5/25/2013	13.440
35	9/25/2009	17.716	80	6/25/2013	13.005
36	10/25/2009	17.936	81	7/25/2013	13.437
37	11/25/2009	17.494
38	12/25/2009	17.995
39	1/25/2010	18.103
40	2/25/2010	17.997
41	3/25/2010	19.060
42	4/25/2010	17.795				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	5/25/2010	18.060				*1 Month LIBOR: 20%
44	6/25/2010	17.605				*6 Month Libor: 20%
45	7/25/2010	17.900				*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Class M Net WAC Schedule*			Class M Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	11/25/2006	22.088	46	8/25/2010	17.732
2	12/25/2006	20.810	47	9/25/2010	17.639
3	1/25/2007	20.543	48	10/25/2010	17.932
4	2/25/2007	20.544	49	11/25/2010	17.463
5	3/25/2007	21.406	50	12/25/2010	17.764
6	4/25/2007	20.545	51	1/25/2011	17.313
7	5/25/2007	22.503	52	2/25/2011	17.229
8	6/25/2007	22.163	53	3/25/2011	18.390
9	7/25/2007	22.051	54	4/25/2011	17.067
10	8/25/2007	21.695	55	5/25/2011	17.381
11	9/25/2007	21.369	56	6/25/2011	16.944
12	10/25/2007	21.272	57	7/25/2011	17.413
13	11/25/2007	20.924	58	8/25/2011	16.942
14	12/25/2007	20.839	59	9/25/2011	16.868
15	1/25/2008	20.493	60	10/25/2011	17.195
16	2/25/2008	20.283	61	11/25/2011	13.108
17	3/25/2008	20.364	62	12/25/2011	13.554
18	4/25/2008	19.871	63	1/25/2012	13.166
19	5/25/2008	19.813	64	2/25/2012	13.162
20	6/25/2008	19.869	65	3/25/2012	14.068
21	7/25/2008	20.797	66	4/25/2012	13.160
22	8/25/2008	19.506	67	5/25/2012	13.600
23	9/25/2008	18.579	68	6/25/2012	13.170
24	10/25/2008	18.175	69	7/25/2012	13.659
25	11/25/2008	17.761	70	8/25/2012	13.218
26	12/25/2008	18.128	71	9/25/2012	13.217
27	1/25/2009	18.317	72	10/25/2012	13.657
28	2/25/2009	18.183	73	11/25/2012	13.217
29	3/25/2009	19.039	74	12/25/2012	13.667
30	4/25/2009	17.929	75	1/25/2013	13.275
31	5/25/2009	17.868	76	2/25/2013	13.274
32	6/25/2009	17.681	77	3/25/2013	14.695
33	7/25/2009	18.559	78	4/25/2013	13.272
34	8/25/2009	18.104	79	5/25/2013	13.713
35	9/25/2009	17.986	80	6/25/2013	13.270
36	10/25/2009	18.213	81	7/25/2013	13.712
37	11/25/2009	17.763
38	12/25/2009	18.231
39	1/25/2010	18.396
40	2/25/2010	18.289
41	3/25/2010	19.384
42	4/25/2010	18.084				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	5/25/2010	18.360				*1 Month LIBOR: 20%
44	6/25/2010	17.902				*6 Month Libor: 20%
45	7/25/2010	18.206				*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	6 Month Forward LIBOR (%)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	6 Month Forward LIBOR (%)
1	357	5.32000	357	5.36880	45	529	4.92480	521	5.00440
2	285	5.35960	281	5.33020	46	516	4.92410	509	5.01840
3	266	5.36080	262	5.28710	47	516	4.92410	509	5.03290
4	266	5.29730	269	5.22290	48	528	4.92500	522	5.04840
5	321	5.27250	325	5.15900	49	515	5.00620	504	5.06320
6	266	5.24050	274	5.09260	50	528	5.00810	518	5.06440
7	322	5.11080	323	5.02420	51	515	5.00980	509	5.06630
8	320	5.08860	321	4.99340	52	514	5.01130	509	5.06720
9	321	4.98840	323	4.95900	53	555	5.01160	547	5.06840
10	318	4.94660	321	4.93770	54	514	5.01400	509	5.07090
11	307	4.85900	312	4.91600	55	528	5.01490	522	5.07120
12	309	4.83150	314	4.90600	56	517	5.01710	512	5.08030
13	305	4.92320	310	4.89520	57	546	5.01720	542	5.08590
14	308	4.88940	314	4.86110	58	532	5.01840	528	5.09290
15	303	4.86030	311	4.83210	59	532	5.01960	528	5.10110
16	303	4.82860	311	4.80070	60	546	5.02080	542	5.10700
17	310	4.79760	319	4.76940	61	518	5.05790	518	5.11430
18	301	4.76810	312	4.74010	62	538	5.05800	538	5.11520
19	305	4.73730	317	4.70900	63	522	5.05950	525	5.11660
20	367	4.70680	381	4.72710	64	522	5.06150	525	5.11710
21	533	4.67770	520	4.75000	65	559	5.06110	560	5.11800
22	522	4.64850	515	4.77980	66	522	5.06280	525	5.11950
23	518	4.61890	517	4.81150	67	541	5.06330	542	5.11970
24	525	4.58910	527	4.84650	68	523	5.06440	525	5.13120
25	515	4.85830	506	4.89060	69	542	5.06470	545	5.13940
26	543	4.85150	523	4.88370	70	524	5.06640	527	5.14970
27	541	4.84540	524	4.87720	71	524	5.06620	527	5.16040
28	541	4.83790	524	4.86980	72	544	5.06620	546	5.16860
29	572	4.83050	553	4.86260	73	526	5.12190	524	5.17910
30	540	4.82520	525	4.85680	74	546	5.12200	544	5.17970
31	526	4.81710	510	4.84900	75	529	5.12340	530	5.18090
32	516	4.81090	502	4.86790	76	530	5.12440	531	5.18120
33	532	4.80410	517	4.88610	77	566	5.12410	566	5.18220
34	521	4.79670	507	4.90880	78	511	5.12600	512	5.18350
35	520	4.79010	508	4.92970	79	531	5.12700	532	5.18350
36	532	4.78330	519	4.95170	80	514	5.12720	515	5.18460
37	520	4.92690	500	4.97790	81	534	5.12730	535	5.18470
38	519	4.92730	502	4.97730	82	517	5.12840	518	5.18630
39	513	4.92690	502	4.97740	83	518	5.12820	520	5.18590
40	515	4.92670	505	4.97700	84	538	5.12800	539	5.18510
41	553	4.92550	541	4.97630	85	521	5.13090	523	5.18570
42	516	4.92650	507	4.97740	86	542	5.13010	542	5.18500
43	529	4.92550	519	4.97580	87	525	5.13110	526	5.18510
44	516	4.92530	508	4.99030	88	527	5.13010	528	5.18460
*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	37.82	23.76
M-2	27.75	19.73
M-3	25.07	18.48
M-4	21.88	16.87
M-5	19.36	15.50
M-6	17.60	14.48
M-7	16.02	13.51
M-8	14.66	12.64
M-9	12.92	11.47
M-10	10.97	10.07
M-11	10.01	9.35

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	4,472	Index Type:
Aggregate Principal Balance:	$892,105,501	6 Month LIBOR:	96.92%
Conforming Principal Balance Loans:	$563,641,092	Fixed Rate:	3.08%
Average Principal Balance:	$199,487	W.A. Initial Periodic Cap:	2.988%
Range:	$19,569 - $1,395,805	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	8.629%	W.A. Lifetime Rate Cap:	5.999%
Range:	5.700% - 14.650%	Property Type:
W.A. Gross Margin:	6.190%	Single Family:	76.51%
Range:	2.900% - 12.740%	PUD:	11.45%
W.A. Remaining Term:	356 months	2-4 Family:	8.17%
Range:	174 months - 357 months	Condo:	3.87%
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	July 1, 2036	Primary:	93.20%
State Concentration (Top 5):		Investment:	6.14%
California:	27.17%	Second Home:	0.66%
Florida:	9.56%	Documentation Status:
New York:	7.84%	Full:	62.93%
Texas:	6.26%	Stated:	36.31%
Massachusetts:	4.97%	Limited:	0.46%
W.A. Original Combined LTV:	82.19%	None:	0.30%
Range:	12.30% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	23 months
First Liens:	96.92%	Loans with Prepay Penalties:	74.69%
Second Liens:	3.08%	Interest Only Loans	12.60%
Non-Balloon Loans:	61.84%	Non-Zero Weighted Average IO Term	60 months
Non-Zero W.A. FICO Score:	610

* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Option One	4,472	892,105,501	100.00	8.629	610	82.19
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	437	14,773,183	1.66	12.363	616	98.11
50,000.01 - 100,000.00	901	67,315,542	7.55	10.558	598	83.50
100,000.01 - 150,000.00	869	108,467,034	12.16	9.418	597	82.58
150,000.01 - 200,000.00	636	111,351,059	12.48	8.978	597	81.33
200,000.01 - 250,000.00	401	89,632,324	10.05	8.608	604	81.39
250,000.01 - 300,000.00	329	89,748,877	10.06	8.354	605	79.96
300,000.01 - 350,000.00	267	86,445,527	9.69	7.937	614	81.28
350,000.01 - 400,000.00	174	64,872,551	7.27	8.013	614	83.35
400,000.01 - 450,000.00	146	62,274,805	6.98	7.874	627	81.94
450,000.01 - 500,000.00	80	37,988,694	4.26	7.834	624	85.74
500,000.01 - 550,000.00	59	31,053,566	3.48	7.972	634	85.14
550,000.01 - 600,000.00	44	25,230,689	2.83	8.402	610	83.65
600,000.01 - 650,000.00	26	16,165,225	1.81	8.030	642	87.74
650,000.01 - 700,000.00	25	16,920,372	1.90	7.851	640	85.51
700,000.01 - 750,000.00	12	8,755,406	0.98	7.870	647	85.08
750,000.01 - 800,000.00	16	12,434,761	1.39	7.874	615	81.91
800,000.01 - 850,000.00	10	8,302,626	0.93	8.219	635	73.18
850,000.01 - 900,000.00	14	12,314,160	1.38	7.474	626	80.91
900,000.01 - 950,000.00	6	5,559,759	0.62	7.925	616	72.78
950,000.01 - 1,000,000.00	5	4,843,928	0.54	8.201	604	70.51
1,000,000.01 or greater	15	17,655,412	1.98	7.649	614	70.25
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	440	14,909,473	1.67	12.346	616	98.03
50,000.01 - 100,000.00	901	67,396,407	7.55	10.551	598	83.49
100,000.01 - 150,000.00	868	108,436,261	12.16	9.420	597	82.58
150,000.01 - 200,000.00	635	111,201,105	12.47	8.978	597	81.32
200,000.01 - 250,000.00	401	89,632,324	10.05	8.608	604	81.39
250,000.01 - 300,000.00	329	90,012,102	10.09	8.352	605	79.89
300,000.01 - 350,000.00	267	86,495,714	9.70	7.933	615	81.36
350,000.01 - 400,000.00	173	64,522,712	7.23	8.019	614	83.37
400,000.01 - 450,000.00	148	63,173,521	7.08	7.876	628	81.95
450,000.01 - 500,000.00	78	37,089,978	4.16	7.830	623	85.82
500,000.01 - 550,000.00	59	31,053,566	3.48	7.972	634	85.14
550,000.01 - 600,000.00	45	25,830,165	2.90	8.420	609	83.80
600,000.01 - 650,000.00	25	15,565,749	1.74	7.985	645	87.65
650,000.01 - 700,000.00	25	16,920,372	1.90	7.851	640	85.51
700,000.01 - 750,000.00	13	9,504,645	1.07	7.825	642	84.84
750,000.01 - 800,000.00	15	11,685,521	1.31	7.911	617	81.91
800,000.01 - 850,000.00	10	8,302,626	0.93	8.219	635	73.18
850,000.01 - 900,000.00	14	12,314,160	1.38	7.474	626	80.91
900,000.01 - 950,000.00	6	5,559,759	0.62	7.925	616	72.78
950,000.01 - 1,000,000.00	5	4,843,928	0.54	8.201	604	70.51
1,000,000.01 or greater	15	17,655,412	1.98	7.649	614	70.25
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	11	707,764	0.08	10.887	569	87.19
181 - 240	1	27,889	0.00	12.250	602	100.00
301 - 360	4,460	891,369,848	99.92	8.627	610	82.19
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	3	140,162	0.02	12.873	602	97.04
Fixed - 20 Year	1	27,889	0.00	12.250	602	100.00
Fixed - 30 Year	600	27,276,729	3.06	12.456	626	99.85
ARM - 2 Year/6 Month	2,209	383,222,989	42.96	9.218	594	81.35
ARM - 2 Year/6 Month IO	263	91,436,774	10.25	7.830	636	83.27
ARM - 2 Year/6 Month 30/40 Balloon	1,068	304,702,312	34.16	7.978	617	82.60
ARM - 3 Year/6 Month	57	9,087,637	1.02	9.317	616	80.64
ARM - 3 Year/6 Month IO	14	5,869,236	0.66	8.005	657	75.75
ARM - 3 Year/6 Month 30/40 Balloon	43	11,913,210	1.34	7.848	612	74.96
ARM - 5 Year/6 Month	92	19,447,689	2.18	8.319	613	77.86
ARM - 5 Year/6 Month IO	35	15,074,201	1.69	7.225	659	78.87
ARM - 5 Year/6 Month 30/40 Balloon	86	23,797,779	2.67	7.551	627	77.30
ARM - 15 Year/6 Month	1	108,895	0.01	8.600	682	80.00
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,160	779,725,289	87.40	8.754	606	82.18
60	312	112,380,212	12.60	7.758	640	82.29
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	20	7,239,701	0.81	5.796	640	72.11
6.000 - 6.499	67	23,664,361	2.65	6.262	630	75.09
6.500 - 6.999	179	63,462,120	7.11	6.793	636	78.30
7.000 - 7.499	263	90,374,269	10.13	7.266	630	79.42
7.500 - 7.999	472	149,929,849	16.81	7.745	625	79.42
8.000 - 8.499	477	123,319,903	13.82	8.243	620	81.90
8.500 - 8.999	634	141,027,027	15.81	8.737	607	83.20
9.000 - 9.499	425	83,627,417	9.37	9.232	601	85.33
9.500 - 9.999	508	77,926,840	8.74	9.742	591	84.85
10.000 - 10.499	257	32,989,112	3.70	10.199	577	84.76
10.500 - 10.999	275	33,687,665	3.78	10.724	570	84.18
11.000 - 11.499	186	20,512,132	2.30	11.217	565	82.68
11.500 - 11.999	224	18,550,053	2.08	11.755	569	87.63
12.000 - 12.499	145	9,377,937	1.05	12.207	585	89.76
12.500 - 12.999	86	5,640,952	0.63	12.703	600	91.80
13.000 - 13.499	91	3,877,620	0.43	13.136	610	99.81
13.500 - 13.999	136	5,684,044	0.64	13.856	589	99.80
14.000 - 14.499	23	1,017,645	0.11	14.147	602	99.94
14.500 - 14.999	4	196,854	0.02	14.650	605	100.00
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	153	29,037,096	3.25	8.084	592	42.53
50.01 - 55.00	60	12,354,954	1.38	8.130	588	52.98
55.01 - 60.00	102	25,328,481	2.84	8.152	584	58.10
60.01 - 65.00	159	38,965,596	4.37	8.394	581	64.03
65.01 - 70.00	210	56,153,445	6.29	8.171	587	68.73
70.01 - 75.00	249	60,552,208	6.79	8.392	589	74.01
75.01 - 80.00	1,294	257,280,691	28.84	8.469	608	79.76
80.01 - 85.00	286	73,328,545	8.22	8.240	607	84.29
85.01 - 90.00	391	100,015,872	11.21	8.638	616	89.73
90.01 - 95.00	419	84,432,238	9.46	9.198	609	94.69
95.01 - 100.00	1,149	154,656,374	17.34	9.301	645	99.92
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	282	46,673,255	5.23	10.188	513	75.26
525 - 549	325	64,957,369	7.28	9.628	538	75.04
550 - 574	437	88,543,140	9.93	8.975	563	76.07
575 - 599	943	160,308,832	17.97	8.708	587	80.10
600 - 624	1,031	201,025,230	22.53	8.471	612	83.06
625 - 649	759	157,025,788	17.60	8.306	637	85.82
650 - 674	379	87,945,723	9.86	8.199	661	85.66
675 - 699	173	42,631,380	4.78	7.976	686	88.87
700 - 724	62	19,916,846	2.23	7.776	711	89.33
725 - 749	53	15,956,350	1.79	7.828	737	92.93
750 - 774	17	4,415,069	0.49	8.116	757	87.19
775 - 799	9	2,422,408	0.27	8.329	789	79.86
800 - 824	2	284,112	0.03	8.536	807	89.33
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	659	242,404,700	27.17	7.758	624	80.47
Florida	482	85,314,063	9.56	8.922	600	80.26
New York	210	69,954,408	7.84	8.234	620	77.87
Texas	457	55,820,760	6.26	9.541	598	88.79
Massachusetts	167	44,297,490	4.97	8.597	608	79.72
New Jersey	143	38,422,901	4.31	8.704	604	76.33
Virginia	154	28,424,287	3.19	8.896	595	81.40
Michigan	216	23,600,577	2.65	9.890	596	87.98
Maryland	113	22,931,641	2.57	8.703	598	79.12
Arizona	102	20,003,346	2.24	8.447	612	80.57
Illinois	111	18,016,123	2.02	9.276	609	84.18
Georgia	130	17,721,281	1.99	9.415	608	85.55
Pennsylvania	110	15,880,876	1.78	9.251	594	83.58
Washington	86	15,800,672	1.77	8.630	610	84.25
Ohio	153	15,466,519	1.73	9.780	603	87.42
Colorado	87	15,354,162	1.72	8.534	620	91.29
Nevada	61	15,112,043	1.69	7.933	614	83.50
Connecticut	79	14,829,020	1.66	8.747	609	81.79
North Carolina	99	12,331,225	1.38	9.594	607	87.20
Rhode Island	39	9,097,184	1.02	8.504	602	80.60
South Carolina	66	8,640,716	0.97	9.550	593	83.16
Hawaii	19	8,304,011	0.93	7.945	635	83.23
Wisconsin	57	8,110,438	0.91	9.416	606	85.59
Oregon	36	7,607,186	0.85	8.328	611	82.63
Maine	44	7,431,081	0.83	9.267	604	83.62
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Indiana	79	7,394,311	0.83	9.791	611	89.43
Minnesota	34	5,619,990	0.63	9.137	591	82.86
New Hampshire	32	5,612,364	0.63	9.095	581	83.78
Missouri	49	5,349,259	0.60	9.814	617	88.55
Alabama	48	5,272,272	0.59	9.466	607	85.98
Tennessee	50	5,099,967	0.57	9.615	593	86.72
Utah	31	5,033,158	0.56	8.912	617	90.51
Kentucky	37	4,541,749	0.51	9.492	602	89.18
Oklahoma	41	3,953,965	0.44	9.783	602	86.46
Louisiana	30	3,788,423	0.42	9.662	616	90.06
Vermont	21	3,138,231	0.35	9.219	610	81.37
Idaho	21	2,482,524	0.28	9.329	598	84.30
Iowa	26	2,365,694	0.27	10.346	579	86.15
District of Columbia	8	2,252,105	0.25	8.031	626	81.14
Kansas	15	2,044,668	0.23	10.012	591	89.74
Arkansas	10	1,257,860	0.14	10.558	572	91.76
Mississippi	17	1,166,060	0.13	10.248	608	88.55
Wyoming	6	1,121,764	0.13	8.806	636	95.72
Delaware	9	1,120,656	0.13	9.739	586	90.20
Alaska	3	683,255	0.08	8.351	610	92.26
South Dakota	10	679,772	0.08	9.771	623	88.81
Nebraska	7	518,806	0.06	10.873	607	88.32
North Dakota	4	378,042	0.04	10.090	640	87.48
Montana	4	353,895	0.04	9.173	614	85.69
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,143	831,450,305	93.20	8.575	609	82.06
Investment	304	54,794,229	6.14	9.452	631	84.49
Second Home	25	5,860,967	0.66	8.563	608	78.51
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Documentation Type
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	3,264	561,419,231	62.93	8.650	604	84.17
Stated Documentation	1,185	323,891,478	36.31	8.592	621	78.75
Limited Documentation	13	4,079,522	0.46	8.569	613	79.01
No Documentation	10	2,715,270	0.30	8.836	702	88.63
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Loan Purpose
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	2,032	507,580,937	56.90	8.324	601	77.85
Purchase	2,143	328,733,985	36.85	9.063	627	88.94
Refinance - Rate Term	297	55,790,579	6.25	8.842	597	81.96
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,545	682,514,004	76.51	8.630	609	82.04
PUD	467	102,144,673	11.45	8.601	609	84.64
2-4 Family	265	72,911,754	8.17	8.600	621	79.28
Condo	195	34,535,069	3.87	8.744	625	84.08
Total:	4,472	892,105,501	100.00	8.629	610	82.19

Rate Adjustment*
Month & Year	Number of		% of Aggregate		W.A.	W.A.
of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
December 2007	2	594,000	0.07	7.536	634	83.39
February 2008	11	4,038,843	0.47	7.640	607	74.95
March 2008	86	29,177,377	3.37	7.751	619	78.54
April 2008	152	47,859,278	5.54	7.353	608	78.96
June 2008	3,129	670,383,917	77.53	8.680	607	82.44
July 2008	160	27,308,659	3.16	9.040	614	83.13
February 2009	3	1,306,907	0.15	7.109	607	82.36
March 2009	6	1,899,545	0.22	7.891	623	80.53
April 2009	6	2,041,145	0.24	7.061	642	72.85
June 2009	97	20,726,208	2.40	8.630	626	77.25
July 2009	2	896,278	0.10	8.485	550	67.03
January 2011	1	348,017	0.04	8.450	603	66.67
March 2011	4	1,304,810	0.15	7.425	609	73.45
April 2011	9	3,715,087	0.43	7.079	654	82.41
June 2011	191	51,065,303	5.91	7.775	628	77.56
July 2011	8	1,886,453	0.22	7.653	662	83.04
June 2021	1	108,895	0.01	8.600	682	80.00
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	49,962	0.01	12.650	532	71.43
3.000 - 3.499	6	409,568	0.05	11.882	565	77.78
4.000 - 4.499	5	488,568	0.06	10.594	562	79.01
4.500 - 4.999	5	1,038,089	0.12	7.971	606	77.35
5.000 - 5.499	50	9,987,943	1.16	8.677	597	79.87
5.500 - 5.999	84	26,835,741	3.10	7.199	632	77.36
6.000 - 6.499	3,186	716,230,871	82.83	8.424	615	82.79
6.500 - 6.999	414	85,601,324	9.90	9.255	569	75.77
7.000 - 7.499	87	15,546,836	1.80	9.736	564	70.15
7.500 - 7.999	22	6,764,305	0.78	9.386	593	78.77
8.000 - 8.499	6	1,342,562	0.16	9.419	547	87.65
8.500 - 8.999	1	274,037	0.03	9.800	633	85.00
12.500 - 12.999	1	90,915	0.01	12.990	506	65.00
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	1	430,659	0.05	7.300	626	85.00
11.000 - 11.499	1	251,317	0.03	8.000	616	90.00
11.500 - 11.999	20	7,239,701	0.84	5.796	640	72.11
12.000 - 12.499	64	23,145,853	2.68	6.268	631	74.82
12.500 - 12.999	181	63,202,598	7.31	6.809	636	78.37
13.000 - 13.499	264	89,218,089	10.32	7.281	629	79.50
13.500 - 13.999	472	149,853,649	17.33	7.741	625	79.46
14.000 - 14.499	475	123,265,006	14.26	8.239	620	81.88
14.500 - 14.999	637	141,669,069	16.38	8.724	608	83.07
15.000 - 15.499	424	84,177,057	9.74	9.230	601	85.29
15.500 - 15.999	467	76,800,006	8.88	9.727	590	84.56
16.000 - 16.499	235	32,098,515	3.71	10.160	574	84.47
16.500 - 16.999	250	32,487,746	3.76	10.729	566	83.60
17.000 - 17.499	143	18,005,283	2.08	11.223	550	80.27
17.500 - 17.999	152	15,223,917	1.76	11.726	552	84.68
18.000 - 18.499	70	6,024,626	0.70	12.165	557	84.12
18.500 - 18.999	12	1,567,628	0.18	12.637	541	71.54
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	22	7,726,337	0.89	5.865	640	72.13
6.000 - 6.499	66	23,541,492	2.72	6.284	631	74.76
6.500 - 6.999	178	63,490,653	7.34	6.801	635	78.38
7.000 - 7.499	262	90,087,051	10.42	7.266	630	79.42
7.500 - 7.999	471	149,777,837	17.32	7.747	625	79.47
8.000 - 8.499	478	123,623,484	14.30	8.245	620	81.89
8.500 - 8.999	633	140,555,448	16.26	8.738	607	83.17
9.000 - 9.499	421	83,236,472	9.63	9.231	601	85.33
9.500 - 9.999	470	76,723,776	8.87	9.733	590	84.60
10.000 - 10.499	240	32,588,970	3.77	10.160	574	84.52
10.500 - 10.999	250	32,487,746	3.76	10.729	566	83.60
11.000 - 11.499	143	18,005,283	2.08	11.223	550	80.27
11.500 - 11.999	152	15,223,917	1.76	11.726	552	84.68
12.000 - 12.499	70	6,024,626	0.70	12.165	557	84.12
12.500 - 12.999	12	1,567,628	0.18	12.637	541	71.54
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	439,303	0.05	8.880	567	80.00
2.000	25	9,067,058	1.05	7.470	592	73.29
3.000	3,842	855,154,359	98.90	8.518	610	81.72
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1	3,868	864,660,721	100.00	8.507	610	81.63
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	11	1,535,503	0.18	8.927	603	87.44
6.000 - 6.499	3,841	857,775,439	99.20	8.511	610	81.65
6.500 - 6.999	10	3,089,666	0.36	7.817	667	78.79
7.000 - 7.499	6	2,260,113	0.26	7.618	629	73.08
Total:	3,868	864,660,721	100.00	8.507	610	81.63
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,288	225,834,118	25.31	9.130	606	81.24
12	241	82,198,627	9.21	8.229	619	79.23
24	2,707	534,233,498	59.88	8.534	610	83.23
30	1	166,535	0.02	7.870	635	100.00
36	233	49,316,505	5.53	8.030	626	80.10
60	2	356,217	0.04	9.135	605	85.38
Total:	4,472	892,105,501	100.00	8.629	610	82.19

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

SUMMARY - GROUP 1 POOL*
Number of Mortgage Loans:	2,800	Index Type:
Aggregate Principal Balance:	$473,123,254	6 Month LIBOR:	98.06%
Conforming Principal Balance Loans:	$391,762,862	Fixed Rate:	1.94%
Average Principal Balance:	$168,973	W.A. Initial Periodic Cap:	2.989%
Range:	$19,569 - $798,777	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	8.792%	W.A. Lifetime Rate Cap:	5.998%
Range:	5.700% - 14.650%	Property Type:
W.A. Gross Margin:	6.221%	Single Family:	77.07%
Range:	2.900% - 12.740%	PUD:	7.99%
W.A. Remaining Term:	356 months	2-4 Family:	11.43%
Range:	174 months - 357 months	Condo:	3.50%
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	July 1, 2036	Primary:	90.69%
State Concentration (Top 5):		Investment:	8.80%
California:	18.27%	Second Home:	0.51%
Florida:	9.98%	Documentation Status:
New York:	7.72%	Full:	65.56%
Massachusetts:	5.71%	Stated:	33.77%
Texas:	4.73%	Limited:	0.44%
W.A. Original Combined LTV:	79.94%	None:	0.23%
Range:	12.30% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	23 months
First Liens:	98.0t6%	Loans with Prepay Penalties:	71.27%
Second Liens:	1.94%	Interest Only Loans:	7.42%
Non-Balloon Loans:	63.62%	Non-Zero Weighted Average IO Term	60 months
Non-Zero W.A. FICO Score:	599
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
OPTION ONE	2,800	473,123,254	100.00	8.792	599	79.94
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	242	7,776,088	1.64	12.427	613	97.83
50,000.01 - 100,000.00	608	46,271,957	9.78	10.279	593	81.08
100,000.01 - 150,000.00	635	79,139,986	16.73	9.352	595	81.52
150,000.01 - 200,000.00	428	75,096,789	15.87	8.930	592	79.19
200,000.01 - 250,000.00	267	59,727,676	12.62	8.516	598	79.01
250,000.01 - 300,000.00	231	63,185,485	13.35	8.367	597	77.42
300,000.01 - 350,000.00	191	61,876,300	13.08	7.915	606	78.89
350,000.01 - 400,000.00	127	47,344,671	10.01	8.021	608	81.62
400,000.01 - 450,000.00	48	19,974,131	4.22	8.051	611	76.97
450,000.01 - 500,000.00	9	4,295,503	0.91	8.684	619	84.33
500,000.01 - 550,000.00	5	2,647,114	0.56	8.011	622	73.37
550,000.01 - 600,000.00	3	1,714,199	0.36	9.734	576	76.26
600,000.01 - 650,000.00	2	1,238,769	0.26	8.492	618	75.07
650,000.01 - 700,000.00	2	1,322,497	0.28	8.394	696	87.51
700,000.01 - 750,000.00	1	713,313	0.15	7.500	719	76.88
750,000.01 - 800,000.00	1	798,777	0.17	9.000	606	80.00
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	242	7,776,088	1.64	12.427	613	97.83
50,000.01 - 100,000.00	610	46,452,685	9.82	10.272	593	81.10
100,000.01 - 150,000.00	634	79,109,213	16.72	9.354	595	81.53
150,000.01 - 200,000.00	427	74,946,834	15.84	8.929	592	79.17
200,000.01 - 250,000.00	267	59,727,676	12.62	8.516	598	79.01
250,000.01 - 300,000.00	232	63,485,135	13.42	8.364	596	77.31
300,000.01 - 350,000.00	190	61,576,649	13.01	7.916	607	79.01
350,000.01 - 400,000.00	127	47,344,671	10.01	8.021	608	81.62
400,000.01 - 450,000.00	48	19,974,131	4.22	8.051	611	76.97
450,000.01 - 500,000.00	9	4,295,503	0.91	8.684	619	84.33
500,000.01 - 550,000.00	5	2,647,114	0.56	8.011	622	73.37
550,000.01 - 600,000.00	3	1,714,199	0.36	9.734	576	76.26
600,000.01 - 650,000.00	2	1,238,769	0.26	8.492	618	75.07
650,000.01 - 700,000.00	2	1,322,497	0.28	8.394	696	87.51
700,000.01 - 750,000.00	1	713,313	0.15	7.500	719	76.88
750,000.01 - 800,000.00	1	798,777	0.17	9.000	606	80.00
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	6	413,757	0.09	10.847	574	84.08
181 - 240	1	27,889	0.01	12.250	602	100.00
301 - 360	2,793	472,681,609	99.91	8.790	600	79.93
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	2	104,668	0.02	13.040	586	97.74
Fixed - 20 Year	1	27,889	0.01	12.250	602	100.00
Fixed - 30 Year	260	9,061,384	1.92	12.472	619	99.79
ARM - 2 Year/6 Month	1,532	239,465,757	50.61	9.355	588	79.74
ARM - 2 Year/6 Month IO	117	29,120,084	6.15	7.618	624	81.28
ARM - 2 Year/6 Month 30/40 Balloon	673	152,385,018	32.21	8.099	608	79.98
ARM - 3 Year/6 Month	39	6,165,273	1.30	9.160	613	76.87
ARM - 3 Year/6 Month IO	5	1,234,750	0.26	8.571	612	71.28
ARM - 3 Year/6 Month 30/40 Balloon	32	7,236,701	1.53	7.831	620	74.23
ARM - 5 Year/6 Month	64	10,950,161	2.31	8.703	599	76.49
ARM - 5 Year/6 Month IO	16	4,760,506	1.01	6.980	642	79.14
ARM - 5 Year/6 Month 30/40 Balloon	58	12,502,167	2.64	7.651	617	74.48
ARM - 15 Year/6 Month	1	108,895	0.02	8.600	682	80.00
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,662	438,007,913	92.58	8.891	597	79.88
60	138	35,115,341	7.42	7.565	626	80.64
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	15	4,599,101	0.97	5.806	637	68.78
6.000 - 6.499	37	11,111,786	2.35	6.243	633	72.21
6.500 - 6.999	106	28,111,124	5.94	6.779	620	74.17
7.000 - 7.499	153	40,127,815	8.48	7.258	618	75.29
7.500 - 7.999	269	67,241,341	14.21	7.748	617	77.21
8.000 - 8.499	286	59,130,530	12.50	8.240	609	79.26
8.500 - 8.999	414	78,797,066	16.65	8.753	599	80.60
9.000 - 9.499	267	45,518,465	9.62	9.234	594	82.91
9.500 - 9.999	360	53,854,063	11.38	9.732	588	83.22
10.000 - 10.499	186	22,469,085	4.75	10.187	576	83.61
10.500 - 10.999	197	24,187,974	5.11	10.731	566	83.78
11.000 - 11.499	123	13,870,965	2.93	11.219	554	79.06
11.500 - 11.999	144	11,939,989	2.52	11.756	562	85.01
12.000 - 12.499	89	5,880,985	1.24	12.194	571	85.48
12.500 - 12.999	33	2,259,250	0.48	12.676	571	83.52
13.000 - 13.499	42	1,406,228	0.30	13.147	607	99.63
13.500 - 13.999	68	2,273,659	0.48	13.847	588	99.90
14.000 - 14.499	10	289,866	0.06	14.180	598	99.89
14.500 - 14.999	1	53,966	0.01	14.650	612	100.00
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	121	20,154,575	4.26	8.198	584	41.70
50.01 - 55.00	50	9,556,061	2.02	7.961	592	52.84
55.01 - 60.00	82	18,043,467	3.81	8.184	581	57.93
60.01 - 65.00	130	25,166,252	5.32	8.643	573	63.89
65.01 - 70.00	165	35,967,202	7.60	8.341	589	68.88
70.01 - 75.00	198	41,559,074	8.78	8.601	583	73.90
75.01 - 80.00	764	123,090,721	26.02	8.813	591	79.65
80.01 - 85.00	212	44,744,821	9.46	8.502	603	84.38
85.01 - 90.00	270	53,418,981	11.29	8.884	617	89.62
90.01 - 95.00	258	43,131,663	9.12	9.329	605	94.68
95.01 - 100.00	550	58,290,436	12.32	9.500	636	99.89
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	230	38,586,324	8.16	10.180	513	74.36
525 - 549	232	42,057,673	8.89	9.617	538	73.28
550 - 574	311	55,895,544	11.81	9.065	563	74.77
575 - 599	602	89,337,515	18.88	8.751	587	79.02
600 - 624	663	107,699,956	22.76	8.529	612	81.45
625 - 649	434	74,408,240	15.73	8.340	636	84.45
650 - 674	201	41,599,647	8.79	8.258	661	84.02
675 - 699	78	13,172,413	2.78	8.139	685	87.42
700 - 724	21	5,046,281	1.07	8.237	714	87.61
725 - 749	17	3,510,806	0.74	7.850	734	93.44
750 - 774	6	883,219	0.19	8.407	758	79.22
775 - 799	4	774,079	0.16	8.421	792	97.64
800 - 824	1	151,558	0.03	7.650	809	80.00
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	309	86,447,200	18.27	7.723	610	73.35
Florida	294	47,214,884	9.98	9.003	591	78.00
New York	129	36,528,587	7.72	8.370	599	75.11
Massachusetts	114	27,031,652	5.71	8.604	602	79.32
Texas	215	22,358,810	4.73	9.695	594	87.26
New Jersey	97	22,233,458	4.70	8.779	590	75.39
Michigan	174	18,267,085	3.86	9.933	591	87.45
Maryland	89	18,051,783	3.82	8.686	593	77.83
Virginia	98	16,037,319	3.39	8.996	586	77.91
Illinois	80	12,470,995	2.64	9.278	610	85.80
Washington	65	11,934,434	2.52	8.647	606	84.66
Arizona	66	11,846,210	2.50	8.513	597	78.41
Connecticut	64	11,479,042	2.43	8.821	600	81.77
Pennsylvania	81	10,228,512	2.16	9.520	588	81.45
Ohio	92	9,305,972	1.97	9.715	596	85.04
Nevada	38	9,076,343	1.92	7.858	611	79.08
Georgia	80	9,051,942	1.91	9.545	604	85.90
North Carolina	67	7,774,968	1.64	9.631	603	86.30
Colorado	52	7,678,391	1.62	8.718	620	89.89
South Carolina	45	6,224,052	1.32	9.564	584	81.48
Rhode Island	28	5,942,791	1.26	8.696	606	79.41
Wisconsin	46	5,918,528	1.25	9.739	597	85.60
Oregon	28	5,561,758	1.18	8.454	598	83.43
Indiana	63	5,546,699	1.17	9.884	605	88.36
Maine	29	4,806,463	1.02	9.362	593	82.40
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New Hampshire	21	4,051,886	0.86	8.993	573	83.20
Tennessee	37	3,956,921	0.84	9.583	589	86.46
Minnesota	26	3,696,653	0.78	9.041	592	83.21
Missouri	33	3,151,986	0.67	9.893	603	85.93
Hawaii	10	2,908,774	0.61	7.521	613	79.06
Utah	18	2,835,063	0.60	8.311	631	90.78
Alabama	27	2,686,139	0.57	9.626	609	86.84
Vermont	17	2,667,899	0.56	9.124	609	79.84
Kentucky	26	2,485,221	0.53	9.931	596	86.46
Idaho	18	2,081,080	0.44	9.378	596	83.93
Iowa	22	1,918,399	0.41	10.425	574	85.56
Oklahoma	21	1,833,694	0.39	9.938	589	86.39
District of Columbia	7	1,811,025	0.38	8.270	615	77.76
Louisiana	12	1,743,495	0.37	9.482	626	91.48
Kansas	11	1,491,058	0.32	9.781	603	88.52
Mississippi	14	901,507	0.19	10.085	611	87.68
Arkansas	8	774,125	0.16	10.886	576	88.25
Alaska	3	683,255	0.14	8.351	610	92.26
Delaware	7	641,613	0.14	9.514	607	87.50
South Dakota	7	523,109	0.11	9.715	619	89.12
Wyoming	3	429,485	0.09	9.888	602	95.42
Nebraska	5	405,352	0.09	10.686	612	92.19
North Dakota	2	219,402	0.05	10.617	646	90.00
Montana	2	208,235	0.04	9.353	594	86.88
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,538	429,063,492	90.69	8.714	597	79.58
Investment	247	41,636,402	8.80	9.580	628	83.95
Second Home	15	2,423,359	0.51	9.171	614	74.65
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	2,073	310,173,691	65.56	8.791	597	82.15
Stated Documentation	712	159,781,841	33.77	8.796	603	75.65
Limited Documentation	10	2,061,734	0.44	8.812	611	80.36
No Documentation	5	1,105,988	0.23	8.679	677	79.13
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,595	328,816,075	69.50	8.520	595	76.71
Purchase	954	102,552,061	21.68	9.573	617	89.22
Refinance - Rate Term	251	41,755,118	8.83	9.020	593	82.58
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,282	364,645,969	77.07	8.813	598	80.01
2-4 Family	202	54,088,932	11.43	8.683	611	77.75
PUD	200	37,807,594	7.99	8.641	594	80.68
Condo	116	16,580,758	3.50	9.043	612	83.73
Total:	2,800	473,123,254	100.00	8.792	599	79.94

Rate Adjustment*
Month & Year	Number of		% of Aggregate		W.A.	W.A.
of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
February 2008	4	885,774	0.19	7.914	582	66.99
March 2008	48	13,741,835	2.96	7.988	607	76.77
April 2008	91	22,942,715	4.95	7.494	603	75.84
June 2008	2,078	368,060,380	79.34	8.875	597	80.31
July 2008	101	15,340,156	3.31	9.202	597	80.65
February 2009	1	373,528	0.08	6.150	640	84.27
March 2009	3	1,084,219	0.23	7.319	643	80.08
April 2009	4	1,044,817	0.23	6.754	650	74.81
June 2009	67	12,082,202	2.60	8.757	610	74.28
July 2009	1	51,958	0.01	12.300	617	100.00
March 2011	2	545,822	0.12	7.867	609	85.48
April 2011	3	817,619	0.18	7.072	657	82.56
June 2011	128	26,223,956	5.65	7.952	612	75.59
July 2011	5	625,438	0.13	8.897	650	78.47
June 2021	1	108,895	0.02	8.600	682	80.00
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	1	49,962	0.01	12.650	532	71.43
3.000 - 3.499	6	409,568	0.09	11.882	565	77.78
4.000 - 4.499	2	215,014	0.05	10.123	553	64.80
4.500 - 4.999	3	394,780	0.09	8.766	586	67.10
5.000 - 5.499	38	6,649,591	1.43	9.014	599	80.09
5.500 - 5.999	55	14,524,387	3.13	7.300	624	75.33
6.000 - 6.499	2,017	363,244,369	78.30	8.604	605	80.91
6.500 - 6.999	314	59,984,559	12.93	9.375	565	74.41
7.000 - 7.499	77	12,655,128	2.73	9.894	564	69.46
7.500 - 7.999	17	4,390,321	0.95	9.358	592	78.80
8.000 - 8.499	5	1,046,682	0.23	9.721	539	89.81
8.500 - 8.999	1	274,037	0.06	9.800	633	85.00
12.500 - 12.999	1	90,915	0.02	12.990	506	65.00
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.000 - 11.499	1	251,317	0.05	8.000	616	90.00
11.500 - 11.999	15	4,599,101	0.99	5.806	637	68.78
12.000 - 12.499	35	10,690,088	2.30	6.253	634	71.36
12.500 - 12.999	109	28,122,039	6.06	6.817	620	74.35
13.000 - 13.499	157	40,533,414	8.74	7.287	618	75.43
13.500 - 13.999	267	66,412,065	14.32	7.748	616	77.34
14.000 - 14.499	284	58,766,327	12.67	8.241	609	79.22
14.500 - 14.999	416	79,454,381	17.13	8.733	600	80.40
15.000 - 15.499	268	46,123,739	9.94	9.230	594	82.90
15.500 - 15.999	343	53,222,213	11.47	9.722	588	83.09
16.000 - 16.499	172	21,977,186	4.74	10.130	574	83.38
16.500 - 16.999	184	23,609,120	5.09	10.734	563	83.38
17.000 - 17.499	110	13,327,930	2.87	11.222	550	78.21
17.500 - 17.999	111	10,761,626	2.32	11.759	554	83.39
18.000 - 18.499	55	4,707,132	1.01	12.168	557	81.91
18.500 - 18.999	10	1,371,636	0.30	12.619	544	73.38
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	16	4,798,519	1.03	5.846	637	68.48
6.000 - 6.499	36	10,844,784	2.34	6.272	633	71.16
6.500 - 6.999	105	27,911,706	6.02	6.779	620	74.26
7.000 - 7.499	153	40,127,815	8.65	7.258	618	75.29
7.500 - 7.999	269	67,558,223	14.56	7.754	617	77.35
8.000 - 8.499	287	59,434,110	12.81	8.246	609	79.26
8.500 - 8.999	413	78,325,487	16.88	8.755	598	80.55
9.000 - 9.499	265	45,183,154	9.74	9.233	594	82.92
9.500 - 9.999	347	53,585,286	11.55	9.723	588	83.12
10.000 - 10.499	176	22,382,785	4.82	10.130	574	83.48
10.500 - 10.999	184	23,609,120	5.09	10.734	563	83.38
11.000 - 11.499	110	13,327,930	2.87	11.222	550	78.21
11.500 - 11.999	111	10,761,626	2.32	11.759	554	83.39
12.000 - 12.499	55	4,707,132	1.01	12.168	557	81.91
12.500 - 12.999	10	1,371,636	0.30	12.619	544	73.38
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.000	15	4,917,591	1.06	7.623	600	69.28
3.000	2,522	459,011,722	98.94	8.731	599	79.65
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 1 COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1	2,537	463,929,313	100.00	8.719	599	79.54
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	9	1,019,988	0.22	9.504	601	88.67
6.000 - 6.499	2,521	460,625,843	99.29	8.722	599	79.55
6.500 - 6.999	3	749,890	0.16	8.833	608	82.19
7.000 - 7.499	4	1,533,592	0.33	7.372	645	69.80
Total:	2,537	463,929,313	100.00	8.719	599	79.54
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	856	135,941,371	28.73	9.190	598	80.24
12	139	40,095,261	8.47	8.386	599	77.06
24	1,668	272,237,680	57.54	8.724	599	80.42
36	137	24,848,943	5.25	8.024	617	77.70
Total:	2,800	473,123,254	100.00	8.792	599	79.94

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

SUMMARY - GROUP 2 POOL*
Number of Mortgage Loans:	1,672	Index Type:
Aggregate Principal Balance:	$418,982,247	6 Month LIBOR:	95.64%
Conforming Principal Balance Loans:	$171,878,230	Fixed Rate:	4.36%
Average Principal Balance:	$250,587	W.A. Initial Periodic Cap:	2.987%
Range:	$20,725 - $1,395,805	W.A. Subsequent Periodic Cap:	1.000%
W.A. Coupon:	8.444%	W.A. Lifetime Rate Cap:	6.001%
Range:	5.750% - 14.650%	Property Type:
W.A. Gross Margin:	6.154%	Single Family:	75.87%
Range:	4.000% - 8.000%	PUD:	15.36%
W.A. Remaining Term:	356 months	2-4 Family:	4.49%
Range:	176 months - 357 months	Condo:	4.29%
W.A. Seasoning:	4 months	Occupancy Status:
Latest Maturity Date:	July 1, 2036	Primary:	96.04%
State Concentration (Top 5):		Investment	3.14%
California:	37.22%	Second Home	0.82%
Florida:	9.09%	Documentation Status:
Texas:	7.99%	Full:	59.97%
New York:	7.98%	Stated:	39.17%
Massachusetts:	4.12%	Limited:	0.48%
W.A. Original Combined LTV:	84.73%	None:	0.38%
Range:	15.71% - 100.00%	Non-Zero W.A. Prepayment Penalty Term:	23 months
First Liens:	95.64%	Loans with Prepay Penalties:	78.54%
Second Liens:	4.36%	Interest Only Loans:	18.44%
Non-Balloon Loans:	59.83%	Non-Zero Weighted Average IO Term:	60 months
Non-Zero W.A. FICO Score:	623
* Subject to a permitted variance of +/- 10%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Originator
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Option One	1,672	418,982,247	100.00	8.444	623	84.73
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Principal Balance at Origination
			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	195	6,997,096	1.67	12.292	619	98.42
50,000.01 - 100,000.00	293	21,043,586	5.02	11.172	610	88.83
100,000.01 - 150,000.00	234	29,327,048	7.00	9.597	601	85.42
150,000.01 - 200,000.00	208	36,254,271	8.65	9.078	608	85.76
200,000.01 - 250,000.00	134	29,904,648	7.14	8.791	614	86.13
250,000.01 - 300,000.00	98	26,563,392	6.34	8.322	626	86.02
300,000.01 - 350,000.00	76	24,569,227	5.86	7.991	635	87.29
350,000.01 - 400,000.00	47	17,527,879	4.18	7.990	632	88.01
400,000.01 - 450,000.00	98	42,300,674	10.10	7.791	635	84.30
450,000.01 - 500,000.00	71	33,693,192	8.04	7.725	625	85.92
500,000.01 - 550,000.00	54	28,406,452	6.78	7.969	635	86.24
550,000.01 - 600,000.00	41	23,516,490	5.61	8.305	613	84.19
600,000.01 - 650,000.00	24	14,926,457	3.56	7.992	644	88.79
650,000.01 - 700,000.00	23	15,597,875	3.72	7.805	635	85.34
700,000.01 - 750,000.00	11	8,042,092	1.92	7.903	641	85.81
750,000.01 - 800,000.00	15	11,635,984	2.78	7.797	616	82.04
800,000.01 - 850,000.00	10	8,302,626	1.98	8.219	635	73.18
850,000.01 - 900,000.00	14	12,314,160	2.94	7.474	626	80.91
900,000.01 - 950,000.00	6	5,559,759	1.33	7.925	616	72.78
950,000.01 - 1,000,000.00	5	4,843,928	1.16	8.201	604	70.51
1,000,000.01 or greater	15	17,655,412	4.21	7.649	614	70.25
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Remaining Principal Balance
			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	198	7,133,385	1.70	12.258	619	98.25
50,000.01 - 100,000.00	291	20,943,722	5.00	11.171	610	88.79
100,000.01 - 150,000.00	234	29,327,048	7.00	9.597	601	85.42
150,000.01 - 200,000.00	208	36,254,271	8.65	9.078	608	85.76
200,000.01 - 250,000.00	134	29,904,648	7.14	8.791	614	86.13
250,000.01 - 300,000.00	97	26,526,967	6.33	8.323	626	86.04
300,000.01 - 350,000.00	77	24,919,066	5.95	7.975	634	87.18
350,000.01 - 400,000.00	46	17,178,041	4.10	8.014	632	88.17
400,000.01 - 450,000.00	100	43,199,390	10.31	7.795	635	84.26
450,000.01 - 500,000.00	69	32,794,475	7.83	7.718	624	86.02
500,000.01 - 550,000.00	54	28,406,452	6.78	7.969	635	86.24
550,000.01 - 600,000.00	42	24,115,967	5.76	8.327	612	84.33
600,000.01 - 650,000.00	23	14,326,980	3.42	7.941	648	88.74
650,000.01 - 700,000.00	23	15,597,875	3.72	7.805	635	85.34
700,000.01 - 750,000.00	12	8,791,332	2.10	7.852	636	85.48
750,000.01 - 800,000.00	14	10,886,744	2.60	7.831	618	82.05
800,000.01 - 850,000.00	10	8,302,626	1.98	8.219	635	73.18
850,000.01 - 900,000.00	14	12,314,160	2.94	7.474	626	80.91
900,000.01 - 950,000.00	6	5,559,759	1.33	7.925	616	72.78
950,000.01 - 1,000,000.00	5	4,843,928	1.16	8.201	604	70.51
1,000,000.01 or greater	15	17,655,412	4.21	7.649	614	70.25
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	5	294,008	0.07	10.943	562	91.57
301 - 360	1,667	418,688,239	99.93	8.442	623	84.73
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Product Type
	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	1	35,494	0.01	12.380	650	95.00
Fixed - 30 Year	340	18,215,345	4.35	12.449	629	99.87
ARM - 2 Year/6 Month	677	143,757,232	34.31	8.990	605	84.05
ARM - 2 Year/6 Month IO	146	62,316,690	14.87	7.930	641	84.21
ARM - 2 Year/6 Month 30/40 Balloon	395	152,317,294	36.35	7.856	626	85.23
ARM - 3 Year/6 Month	18	2,922,364	0.70	9.649	623	88.59
ARM - 3 Year/6 Month IO	9	4,634,486	1.11	7.855	670	76.94
ARM - 3 Year/6 Month 30/40 Balloon	11	4,676,509	1.12	7.875	600	76.09
ARM - 5 Year/6 Month	28	8,497,527	2.03	7.824	631	79.64
ARM - 5 Year/6 Month IO	19	10,313,695	2.46	7.337	667	78.74
ARM - 5 Year/6 Month 30/40 Balloon	28	11,295,612	2.70	7.441	638	80.41
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Interest Only Term
			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,498	341,717,376	81.56	8.579	617	85.12
60	174	77,264,871	18.44	7.846	646	83.04
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	5	2,640,600	0.63	5.777	646	77.90
6.000 - 6.499	30	12,552,575	3.00	6.279	627	77.65
6.500 - 6.999	73	35,350,996	8.44	6.804	648	81.58
7.000 - 7.499	110	50,246,454	11.99	7.272	640	82.73
7.500 - 7.999	203	82,688,508	19.74	7.743	631	81.22
8.000 - 8.499	191	64,189,374	15.32	8.245	630	84.32
8.500 - 8.999	220	62,229,961	14.85	8.717	617	86.48
9.000 - 9.499	158	38,108,952	9.10	9.229	609	88.21
9.500 - 9.999	148	24,072,777	5.75	9.763	596	88.50
10.000 - 10.499	71	10,520,027	2.51	10.224	578	87.20
10.500 - 10.999	78	9,499,692	2.27	10.706	580	85.21
11.000 - 11.499	63	6,641,168	1.59	11.214	588	90.23
11.500 - 11.999	80	6,610,064	1.58	11.753	581	92.35
12.000 - 12.499	56	3,496,952	0.83	12.230	609	96.95
12.500 - 12.999	53	3,381,702	0.81	12.721	620	97.33
13.000 - 13.499	49	2,471,392	0.59	13.129	611	99.91
13.500 - 13.999	68	3,410,385	0.81	13.862	589	99.73
14.000 - 14.499	13	727,779	0.17	14.134	604	99.96
14.500 - 14.999	3	142,889	0.03	14.650	603	100.00
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Original Combined Loan-to-Value Ratio
Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	32	8,882,520	2.12	7.827	609	44.43
50.01 - 55.00	10	2,798,893	0.67	8.710	575	53.48
55.01 - 60.00	20	7,285,014	1.74	8.073	592	58.54
60.01 - 65.00	29	13,799,344	3.29	7.941	596	64.30
65.01 - 70.00	45	20,186,244	4.82	7.868	584	68.47
70.01 - 75.00	51	18,993,134	4.53	7.934	603	74.24
75.01 - 80.00	530	134,189,970	32.03	8.153	624	79.86
80.01 - 85.00	74	28,583,724	6.82	7.829	615	84.16
85.01 - 90.00	121	46,596,890	11.12	8.356	616	89.86
90.01 - 95.00	161	41,300,575	9.86	9.062	614	94.69
95.01 - 100.00	599	96,365,938	23.00	9.180	651	99.95
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	52	8,086,931	1.93	10.226	512	79.51
525 - 549	93	22,899,696	5.47	9.649	538	78.26
550 - 574	126	32,647,597	7.79	8.820	562	78.30
575 - 599	341	70,971,317	16.94	8.654	586	81.45
600 - 624	368	93,325,274	22.27	8.403	612	84.92
625 - 649	325	82,617,548	19.72	8.275	637	87.05
650 - 674	178	46,346,076	11.06	8.145	661	87.13
675 - 699	95	29,458,967	7.03	7.903	687	89.51
700 - 724	41	14,870,566	3.55	7.619	710	89.91
725 - 749	36	12,445,544	2.97	7.821	738	92.79
750 - 774	11	3,531,850	0.84	8.043	756	89.18
775 - 799	5	1,648,329	0.39	8.286	787	71.50
800 - 824	1	132,554	0.03	9.550	804	100.00
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution*
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	350	155,957,500	37.22	7.777	631	84.41
Florida	188	38,099,179	9.09	8.821	612	83.06
Texas	242	33,461,950	7.99	9.439	600	89.80
New York	81	33,425,822	7.98	8.085	642	80.88
Massachusetts	53	17,265,838	4.12	8.586	617	80.33
New Jersey	46	16,189,442	3.86	8.602	622	77.63
Virginia	56	12,386,968	2.96	8.766	606	85.91
Georgia	50	8,669,339	2.07	9.279	611	85.18
Arizona	36	8,157,137	1.95	8.351	635	83.70
Colorado	35	7,675,770	1.83	8.350	620	92.70
Ohio	61	6,160,547	1.47	9.878	612	91.02
Nevada	23	6,035,700	1.44	8.045	618	90.15
Pennsylvania	29	5,652,365	1.35	8.764	607	87.43
Illinois	31	5,545,128	1.32	9.272	607	80.53
Hawaii	9	5,395,237	1.29	8.173	648	85.47
Michigan	42	5,333,492	1.27	9.740	610	89.78
Maryland	24	4,879,858	1.16	8.765	618	83.88
North Carolina	32	4,556,256	1.09	9.531	614	88.72
Washington	21	3,866,238	0.92	8.575	622	82.98
Connecticut	15	3,349,978	0.80	8.492	642	81.85
Rhode Island	11	3,154,393	0.75	8.142	596	82.84
Maine	15	2,624,618	0.63	9.094	625	85.87
Alabama	21	2,586,133	0.62	9.300	604	85.09
South Carolina	21	2,416,664	0.58	9.517	617	87.49
Utah	13	2,198,095	0.52	9.688	598	90.16
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Missouri	16	2,197,273	0.52	9.701	636	92.30
Wisconsin	11	2,191,910	0.52	8.546	632	85.57
Oklahoma	20	2,120,271	0.51	9.649	613	86.52
Kentucky	11	2,056,527	0.49	8.960	610	92.47
Oregon	8	2,045,428	0.49	7.986	645	80.45
Louisiana	18	2,044,927	0.49	9.815	607	88.85
Minnesota	8	1,923,337	0.46	9.322	588	82.20
Indiana	16	1,847,612	0.44	9.511	632	92.64
New Hampshire	11	1,560,477	0.37	9.359	602	85.29
Tennessee	13	1,143,046	0.27	9.727	610	87.60
Wyoming	3	692,280	0.17	8.135	657	95.90
Kansas	4	553,610	0.13	10.637	557	93.03
Arkansas	2	483,735	0.12	10.035	566	97.37
Delaware	2	479,043	0.11	10.041	558	93.81
Vermont	4	470,332	0.11	9.753	614	90.05
Iowa	4	447,295	0.11	10.005	605	88.71
District of Columbia	1	441,080	0.11	7.050	670	95.00
Idaho	3	401,444	0.10	9.071	612	86.26
Mississippi	3	264,552	0.06	10.801	597	91.51
North Dakota	2	158,640	0.04	9.360	633	84.00
South Dakota	3	156,664	0.04	9.960	635	87.77
Montana	2	145,660	0.03	8.916	641	84.00
Nebraska	2	113,454	0.03	11.540	590	74.47
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,605	402,386,812	96.04	8.427	622	84.72
Investment	57	13,157,826	3.14	9.046	641	86.21
Second Home	10	3,437,608	0.82	8.135	603	81.24
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,191	251,245,540	59.97	8.476	611	86.67
Stated Documentation	473	164,109,637	39.17	8.393	639	81.76
Limited Documentation	3	2,017,788	0.48	8.321	616	77.63
No Documentation	5	1,609,282	0.38	8.944	719	95.16
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,189	226,181,924	53.98	8.832	632	88.81
Refinance - Cashout	437	178,764,862	42.67	7.964	612	79.94
Refinance - Rate Term	46	14,035,461	3.35	8.313	608	80.11
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,263	317,868,035	75.87	8.421	621	84.36
PUD	267	64,337,079	15.36	8.577	618	86.97
2-4 Family	63	18,822,822	4.49	8.362	649	83.69
Condo	79	17,954,311	4.29	8.468	637	84.39
Total:	1,672	418,982,247	100.00	8.444	623	84.73

Rate Adjustment*
	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
December 2007	2	594,000	0.15	7.536	634	83.39
February 2008	7	3,153,069	0.79	7.563	615	77.18
March 2008	38	15,435,541	3.85	7.540	630	80.11
April 2008	61	24,916,564	6.22	7.224	612	81.84
June 2008	1,051	302,323,537	75.44	8.444	620	85.04
July 2008	59	11,968,504	2.99	8.832	635	86.31
February 2009	2	933,379	0.23	7.492	594	81.60
March 2009	3	815,326	0.20	8.652	598	81.12
April 2009	2	996,328	0.25	7.384	634	70.78
June 2009	30	8,644,005	2.16	8.451	647	81.40
July 2009	1	844,320	0.21	8.250	546	65.00
January 2011	1	348,017	0.09	8.450	603	66.67
March 2011	2	758,988	0.19	7.107	609	64.80
April 2011	6	2,897,467	0.72	7.081	653	82.37
June 2011	63	24,841,347	6.20	7.588	646	79.65
July 2011	3	1,261,015	0.31	7.036	668	85.31
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	3	273,554	0.07	10.964	570	90.18
4.500 - 4.999	2	643,309	0.16	7.483	619	83.63
5.000 - 5.499	12	3,338,353	0.83	8.004	595	79.43
5.500 - 5.999	29	12,311,354	3.07	7.080	641	79.75
6.000 - 6.499	1,169	352,986,502	88.09	8.239	626	84.73
6.500 - 6.999	100	25,616,764	6.39	8.975	580	78.97
7.000 - 7.499	10	2,891,707	0.72	9.045	561	73.15
7.500 - 7.999	5	2,373,984	0.59	9.438	595	78.71
8.000 - 8.499	1	295,880	0.07	8.350	574	80.00
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.000 - 10.499	1	430,659	0.11	7.300	626	85.00
11.500 - 11.999	5	2,640,600	0.66	5.777	646	77.90
12.000 - 12.499	29	12,455,765	3.11	6.282	628	77.79
12.500 - 12.999	72	35,080,560	8.75	6.803	648	81.60
13.000 - 13.499	107	48,684,676	12.15	7.277	638	82.89
13.500 - 13.999	205	83,441,584	20.82	7.735	633	81.14
14.000 - 14.499	191	64,498,679	16.10	8.237	630	84.30
14.500 - 14.999	221	62,214,688	15.53	8.713	618	86.48
15.000 - 15.499	156	38,053,318	9.50	9.229	609	88.20
15.500 - 15.999	124	23,577,793	5.88	9.740	594	87.90
16.000 - 16.499	63	10,121,329	2.53	10.226	575	86.83
16.500 - 16.999	66	8,878,626	2.22	10.715	573	84.18
17.000 - 17.499	33	4,677,352	1.17	11.225	549	86.13
17.500 - 17.999	41	4,462,291	1.11	11.645	549	87.80
18.000 - 18.499	15	1,317,494	0.33	12.158	558	92.03
18.500 - 18.999	2	195,993	0.05	12.763	515	58.71
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	6	2,927,818	0.73	5.897	645	78.10
6.000 - 6.499	30	12,696,708	3.17	6.295	629	77.83
6.500 - 6.999	73	35,578,947	8.88	6.818	647	81.62
7.000 - 7.499	109	49,959,236	12.47	7.273	640	82.74
7.500 - 7.999	202	82,219,614	20.52	7.741	632	81.21
8.000 - 8.499	191	64,189,374	16.02	8.245	630	84.32
8.500 - 8.999	220	62,229,961	15.53	8.717	617	86.48
9.000 - 9.499	156	38,053,318	9.50	9.229	609	88.20
9.500 - 9.999	123	23,138,490	5.77	9.756	595	88.05
10.000 - 10.499	64	10,206,185	2.55	10.226	574	86.81
10.500 - 10.999	66	8,878,626	2.22	10.715	573	84.18
11.000 - 11.499	33	4,677,352	1.17	11.225	549	86.13
11.500 - 11.999	41	4,462,291	1.11	11.645	549	87.80
12.000 - 12.499	15	1,317,494	0.33	12.158	558	92.03
12.500 - 12.999	2	195,993	0.05	12.763	515	58.71
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1	439,303	0.11	8.880	567	80.00
2.000	10	4,149,467	1.04	7.287	582	78.04
3.000	1,320	396,142,637	98.85	8.271	623	84.11
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

DESCRIPTION OF THE GROUP 2 COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	1,331	400,731,407	100.00	8.262	622	84.05
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	2	515,515	0.13	7.786	607	85.00
6.000 - 6.499	1,320	397,149,596	99.11	8.267	622	84.09
6.500 - 6.999	7	2,339,776	0.58	7.492	686	77.70
7.000 - 7.499	2	726,521	0.18	8.137	595	80.00
Total:	1,331	400,731,407	100.00	8.262	622	84.05
*ARM Loans Only

Original Prepayment Charge Term
Prepayment			% of Aggregate		W.A.	W.A.
Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	432	89,892,747	21.46	9.038	618	82.76
12	102	42,103,367	10.05	8.079	638	81.30
24	1,039	261,995,818	62.53	8.337	621	86.16
30	1	166,535	0.04	7.870	635	100.00
36	96	24,467,562	5.84	8.035	636	82.54
60	2	356,217	0.09	9.135	605	85.38
Total:	1,672	418,982,247	100.00	8.444	623	84.73

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2006-OP2

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Karan Mehta	212-250-0869

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507
Florian Halili	212-250-0877

ABS Collateral
Justice Asante	212-250-8595
Reta Chandra	212-250-2729

S&P
James Taylor	212-438-6067

Moody’s
Cecilia Lam	415-274-1727

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 1-800-503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.